Exhibit 99.1

AYRO Announces First Quarter 2021 Financial Results and Provides Corporate Update

Earnings conference call to be held Thursday, May 13, 2021 at 8:30 a.m. ET

AUSTIN, TX (May 13, 2021) – AYRO, Inc. (Nasdaq: AYRO) (“AYRO” or the “Company”), an engineer and manufacturer of light-duty, urban, and short-haul electric vehicles (EVs), today announced financial results for its fiscal first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights:

●	Revenue of $788,869 (+437% YOY) was the sixth consecutive quarter of quarter-over-quarter revenue growth
●	Net Loss Attributable to Common Stockholders of ($5.6) million
●	Adjusted EBITDA loss of ($3.8) million
●	Total Cash of $91.5 million as of March 31, 2021
●	Total debt under $20,000 as of March 31, 2021

Recent Corporate Highlights:

●	Announced an agreement with Element Fleet Management (“Element”), the world’s largest pure-play automotive fleet manager, to support the deployment of large fleets of AYRO electric delivery vehicles over the next four years.
●	Launched an industry-first electric vaccine vehicle (EVV) with partners Element, Club Car, and Gallery Carts to expand access to COVID-19 vaccination and testing.
●	Raised $61.8 million in gross proceeds through two registered direct equity offerings in the first quarter of 2021.
●	Backlog of $314,000 as of March 31, 2021.

“Our first quarter 2021 financial performance marks the sixth consecutive quarter of quarter-over-quarter revenue growth, which points to accelerated traction and demand for our innovative EV models and customized add-ons. Moreover, with over $90 million in cash on our balance sheet, we are well funded to execute on our business strategy,” commented AYRO Chief Executive Officer Rod Keller.

“I continue to believe in the importance of our ecosystem and in the intrinsic value of our strategic partnerships to that ecosystem to drive adoption of electric vehicles beyond the consumer application. Our management team draws on its collective know-how to establish these partnerships, which we understand will be critically important in supporting rapid revenue growth once we launch our next-generation vehicles, namely the 411x light-duty truck and the 311x targeted at the restaurant delivery market. We have partnered with Karma Automotive for the assembly and manufacturing of our 411x trucks and Club Car and Gallery Carts for the distribution of these trucks into multiple end markets. Element Fleet Management has agreed to identify other corporate buyers for both the 411x and 311x vehicles, while also identifying solutions for insuring, maintaining, storing, and reselling our EVs. Thus, we recognize the importance of partnering to leverage multiple channels and supply chains in order to scale revenue once we enter volume production. We believe this to be a key differentiator in the B2B space, positioning us for volume production with an efficient structure.

“I am also happy to report that the response to our Electric Vaccine Vehicle, or EVV, from our recent roadshow has been very positive and that a couple of federal agencies are testing the vehicle currently. However, as I’ve said before, the sales cycle is much longer given that government agencies are involved, but we are optimistic regarding possible EVV purchases to be used in a host of applications and environments. The EVV is another testament to the value of our strategic partnerships in that this EV application drew upon the strengths and expertise of not just AYRO, but Gallery Carts, Club Car, and Element, as well.

“Regarding production launches, we expect the 411x light-duty truck to be officially launched by Club Car in the near term, while the next generation 311x vehicle is expected to be introduced to the market in late 2021 with production expected to commence in the first half of 2022. The restaurant delivery market represents an immense opportunity, and our ecosystem approach positions us to capitalize on this opportunity upon the launch of the 311x EV. Our dedicated designers are working toward meeting the unique needs of restaurants, and we can’t wait to roll this vehicle out to the restaurant industry.

“As always, we are thankful for our shareholder support and look forward to sharing additional progress and corporate milestones with investors. Our goal remains to be the leader in purpose-built EVs,” concluded Mr. Keller.

Conference Call Today:

Rod Keller, CEO and Curt Smith, CFO will be conducting a conference call this morning at 8:30 a.m. ET in which they will lead a discussion of year-end financial results with a Q&A session to follow. To listen to the conference call, interested parties within the U.S. should dial 1-877-270-2148 (domestic) or 1-412-902-6510 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the AYRO, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at https://services.choruscall.com/mediaframe/webcast.html?webcastid=i1IceLT2 or via the Company’s website at https://ir.ayro.com/news-events/ir-calendar.

The webcast replay will be available until August 13, 2021 and can be accessed through the above links. A telephonic replay will be available until May 27, 2021 by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 10156306.

About AYRO, Inc.

Texas-based AYRO, Inc. engineers and manufactures purpose-built electric vehicles to enable sustainable fleets. With rapid, customizable deployments that meet specific buyer needs, AYRO’s agile EVs are an eco-friendly microdistribution alternative to gasoline vehicles. The AYRO 411 Club Car is the only zero-emission, light duty EV known to AYRO that can be optimized for the needs of any sustainable fleet. AYRO innovates with speed, discipline, and agility and was founded in 2017 by entrepreneurs, investors, and executives with a passion for creating sustainable urban electric vehicle solutions for micromobility. For more information, visit: www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: we have a history of losses and has never been profitable, and we expect to incur additional losses in the future and may never be profitable; the market for our products is developing and may not develop as expected; our business is subject to general economic and market conditions, including trade wars and tariffs; our business, results of operations and financial condition may be adversely impacted by public health epidemics, including the recent COVID-19 outbreak; our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of any investment in our securities; we may experience lower-than-anticipated market acceptance of our vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for our electric vehicles; the markets in which we operate are highly competitive, and we may not be successful in competing in these industries; a significant portion of our revenue is derived from a single customer; we rely on and intend to continue to rely on a single third-party supplier located in China for the sub-assemblies in semi-knocked-down state for all of our vehicles; we may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims; the range of our electric vehicles on a single charge declines over time, which may negatively influence potential customers’ decisions whether to purchase our vehicles; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business; we may be required to raise additional capital to fund our operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests, and our long-term capital requirements are subject to numerous risks; we may fail to comply with environmental and safety laws and regulations; and we are subject to governmental export and import controls that could impair our ability to compete in international market due to licensing requirements and subject us to liability if we are not in compliance with applicable laws. A discussion of these and other factors is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and we disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For media inquiries:	For investor inquiries:
Chelsea Lauber	Joseph Delahoussaye III
for AYRO, Inc.	for AYRO Inc.
ayro@antennagroup.com	investors@ayro.com

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash	$91,491,161	$36,537,097
Accounts receivable, net	1,053,688	765,850
Inventory, net	836,322	1,173,254
Prepaid expenses and other current assets	1,788,605	1,608,762
Total current assets	95,169,776	40,084,963

Property and equipment, net	671,295	611,312
Intangible assets, net	130,844	143,845
Operating lease – right-of-use asset	1,180,025	$1,098,819
Deposits and other assets	41,289	22,491
Total assets	$97,193,229	$41,961,430

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$941,597	$767,205
Accrued expenses	1,048,293	665,068
Contract liability	-	24,000
Current portion long-term debt, net	7,706	7,548
Current portion lease obligation – operating lease	215,555	$123,139
Total current liabilities	2,213,151	1,586,960

Long-term debt, net	12,073	14,060
Lease obligation - operating lease, net of current portion	991,545	1,002,794
Total liabilities	3,216,769	2,603,814

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, (authorized – 20,000,000 shares)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 and 8 shares, respectively)	-	-
Convertible Preferred Stock Series H-3, ($.0001 par value; authorized – 8,461 shares; issued and outstanding – 1,234 and 1,234 shares, respectively)	-	-
Convertible Preferred Stock Series H-6, ($.0001 par value; authorized – 50,000 shares; issued and outstanding – 50 and 50 shares, respectively)	-	-
Common Stock, ($0.0001 par value; authorized – 100,000,000 shares; issued and outstanding – 35,213,048 and 27,088,584 shares, respectively)	3,521	2,709
Additional paid-in capital	124,761,589	64,509,724
Accumulated deficit	(30,788,650)	(25,154,817)
Total stockholders’ equity	93,976,460	39,357,616
Total liabilities and stockholders’ equity	$97,193,229	$41,961,430

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$788,869	$146,816
Cost of goods sold	644,503	113,155
Gross profit	144,366	33,661

Operating expenses:
Research and development	1,927,561	154,699
Sales and marketing	558,404	319,454
General and administrative	3,301,309	1,249,052
Total operating expenses	5,787,274	1,723,205

Loss from operations	(5,642,908)	(1,689,544)

Other income (expense):
Other income	9,926	16
Interest expense	(851)	(105,625)
Other income (expense), net	9,075	(105,609)

Net loss	$(5,633,833)	$(1,795,153)

Net loss per share, basic and diluted	$(0.18)	$(0.45)

Basic and diluted weighted average Common Stock outstanding	32,007,002	3,948,078

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,633,833)	$(1,795,153)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	124,198	114,275
Stock-based compensation	1,699,423	156,458
Amortization of debt discount	-	63,744
Amortization of right-of-use asset	39,234	19,717
Provision for bad debt expense	29,032	2,694
Change in operating assets and liabilities:
Accounts receivable	(316,870)	(98,228)
Inventories	313,046	50,328
Prepaid expenses and other current assets	(179,843)	(114,157)
Deposits	(18,798)	-
Accounts payable	174,392	122,024
Accrued expenses	383,225	427,875
Contract liability	(24,000)	71,404
Lease obligations - operating leases	(39,273)	(4,096)
Net cash used in operating activities	(3,450,067)	(983,115)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(131,111)	(87,547)
Purchase of intangible assets	(16,183)	(538)
Net cash used in investing activities	(147,294)	(88,085)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance debt	-	500,000
Repayments of debt	(1,829)	(1,682)
Proceeds from exercise of warrants	100,000	-
Proceeds from exercise of stock options	183,425	-
Proceeds from issuance of Common Stock, net of fees and expenses	58,269,829	-
Net cash provided by financing activities	58,551,425	498,318

Net change in cash	54,954,064	(572,882)

Cash, beginning of period	36,537,097	641,822

Cash, end of period	$91,491,161	$68,940

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$851	$28,436
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	$120,440	$1,210,680

Non-GAAP Financial Measures

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance, and we believe it may be used by certain investors as a measure of our operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss to common stockholders for the three months ended March 31, 2021 and 2020.

	Three Months Ended
	March 31,
	2021	2020
Net Loss	$(5,633,833)	$(1,795,153)
Depreciation and Amortization	124,198	114,275
Stock-based compensation expense	1,699,423	156,458
Amortization of Discount on Debt	-	63,744
Interest expense	851	28,436
Adjusted EBITDA	$(3,809,361)	$(1,432,240)